CONTACT:       Bruce Zurlnick                     Leigh Parrish/Melissa Myron
               Senior Vice President and          Financial Dynamics
               Chief Financial Officer            (212) 850-5600
               Finlay Enterprises, Inc.
               (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                FINLAY ENTERPRISES REPORTS FIRST QUARTER RESULTS

NEW YORK, NY, MAY 19, 2005 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the first quarter of fiscal 2005.

For the 13 weeks ended April 30, 2005, the Company reported a net loss of $2.8 million, or $0.31 per share, compared to last year's first quarter net loss of
$1.6 million, or $0.18 per share. Income from operations before depreciation and amortization expenses (EBITDA) for the first quarter of fiscal 2005 totaled $4.5 million compared to $7.5 million in the prior year period.

As previously reported, sales totaled $185.7 million for the first quarter compared to $187.6 million in the same period a year ago. Comparable department sales (departments open for the same months during the comparable period) for the first quarter increased 0.5%.

Mr. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc.,
commented, "Although disappointed with our first quarter results, we are well positioned as we begin the second quarter, to respond to the opportunities that will enable us to continue to build our business. We are enthusiastic about the
Carlyle acquisition, which will complement, diversify and improve the profitability of our existing business."

The Company anticipates earnings per diluted share to range between $2.20 and
$2.35 for fiscal 2005. As announced in a separate release today, the Company has completed its acquisition of Carlyle & Co. Jewelers and the Company's revised earnings expectations are inclusive of the acquisition. This compares to diluted earnings per share of $2.25 in fiscal 2004, excluding debt extinguishment costs related to refinancing the Company's debt and credits associated with the liquidation of Sonab, the Company's former European subsidiary. With respect to the second quarter, the Company anticipates a per share loss between $0.20 and
$0.25, based upon comparable store sales in the range of 1.0% - 2.0%. These estimates exclude any impact of the potential merger between Federated and May.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, May 19, 2005 at 10:00
a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $923.6 million in fiscal 2004. The number of locations at the end of the first quarter of fiscal 2005 totaled 962.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                 THIRTEEN WEEKS ENDED
                                                           --------------------------------------------------------------
                                                                  APRIL 30, 2005                     MAY 1, 2004
                                                           ----------------------------     -----------------------------

Sales                                                        $   185,729      100.0%         $   187,572        100.0%
Cost of sales                                                     92,299       49.7               91,843         49.0
                                                           ----------------------------     -----------------------------
     Gross margin                                                 93,430       50.3               95,729         51.0
Selling, general and administrative expenses                      88,909       47.9               88,181         47.0
Depreciation and amortization                                      4,120        2.2                4,389          2.3
                                                           ----------------------------     -----------------------------
     Income from operations                                          401        0.2                3,159          1.7
Interest expense, net                                              5,053        2.7                5,711          3.0
                                                           ----------------------------     -----------------------------
     Loss from operations before income taxes                     (4,652)      (2.5)              (2,552)        (1.3)
Benefit for income taxes                                          (1,838)      (1.0)                (995)        (0.5)
                                                           ----------------------------     -----------------------------
     Net loss                                                $    (2,814)      (1.5)%        $    (1,557)        (0.8)%
                                                           ============================     =============================

 Net loss per share applicable to common shares:
     - Basic and diluted                                     $     (0.31)                    $     (0.18)
                                                           ===============                  ===============

Weighted average share and share equivalents outstanding:
     - Basic and diluted                                       8,977,355                       8,794,290
                                                           ===============                  ===============

Other information: EBITDA                                    $     4,521                     $     7,548
                                                           ===============                  ===============

Reconciliation of EBITDA:
Income from operations                                       $       401                     $     3,159
Add: Depreciation and amortization                                 4,120                           4,389
                                                           ---------------                  ---------------
EBITDA                                                       $     4,521                     $     7,548
                                                           ===============                  ===============


------------------------

(1) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued
    operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

(2) The prior year financial statements have been restated to reflect the
    Company's change during 2004 in the method of determining price indicies used in the valuation of LIFO inventories.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)



                                                                          APRIL 30, 2005         MAY 1, 2004
                                                                         ----------------      ---------------
                               ASSETS

Cash................................................................     $          4,761      $         5,172
Accounts receivable.................................................               42,350               39,859
Inventory...........................................................              295,752              294,929
Other current assets................................................               43,065               54,558
                                                                         ----------------      ---------------
    Total current assets............................................              385,928              394,518
                                                                         ----------------      ---------------
Fixed assets, net...................................................               60,239               65,386
Other assets, including goodwill....................................               93,305               94,435
                                                                         ----------------      ---------------
    Total assets....................................................     $        539,472      $       554,339
                                                                         ================      ===============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings...............................................     $         11,087      $        13,538
Accounts payable....................................................               76,318               76,555
Other current liabilities...........................................               62,944               70,020
                                                                         ----------------      ---------------
    Total current liabilities.......................................              150,349              160,113
Long-term debt......................................................              200,000              225,000
Deferred income taxes and other non-current liabilities.............               21,373               22,669
                                                                         ----------------      ---------------
    Total liabilities...............................................              371,722              407,782
Total stockholders' equity..........................................              167,750              146,557
                                                                         ----------------      ---------------
    Total liabilities and stockholders' equity......................     $        539,472      $       554,339
                                                                         ================      ===============


--------------------

(1) The prior year financial statements have been restated to reflect the
    Company's change during 2004 in the method of determining price indicies used in the valuation of LIFO inventories.

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